EXHIBIT 23.3

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                      CONSENT OF INDEPENDENT AUDITOR

     We hereby consent to the incorporation by reference into this Registration Statement on Form S-8 our report, date February 19, 1993, which appears on page 27 of the Annual Report on Form 10-K of Cone Mills Corporation for the fiscal year ended January 3, 1993.



                                   McGLADREY & PULLEN





Greensboro, North Carolina
January 18, 1994
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